UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events re: Increase of Share Repurchase Plan

On March 31, 2011, the Board of Directors of Ebix, Inc. (“Ebix” or the “Company”) unanimously authorized an increase in the size of the Company’s share repurchase plan. The Board of Directors resolved to increase the aggregate amount of common stock the Company is authorized to repurchase from $15.0 million to $45.0 million. The repurchases will be funded from existing cash resources and cash generated by the Company’s operating activities. During the period January 1, 2010 through the date of this filing the Company has purchased a total of 776,461 shares of its common stock under existing Board authorized share repurchase plans, for total aggregate consideration in the amount of $13.1 million. All share repurchases were and continue to be done in accordance with Rule 10b-18 of the Securities Exchange Act of 1934 as to the timing, pricing, and volume of such transactions.

On April 1, 2011, Ebix, Inc. issued a press release announcing the increase in the size of the Company authorized share repurchase plan. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Exhibits.

Exhibits
99.1	Press release, dated April 1, 2011, issued by Ebix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By: /s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

April 6, 2011